Exhibit 10.1

REINCORPORATION AGREEMENT AND PLAN OF MERGER

             This Reincorporation Agreement and Plan of Merger (this "Merger Agreement"), is entered into as of June 20, 2008, by and between Terra Nova Financial Group, Inc., a Texas corporation ("TN Texas"), and Terra Nova Newco, Inc., an Illinois corporation and a wholly owned subsidiary of TN Texas ("TN Illinois") .

RECITALS:

             A.         TN Texas is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Texas. As of the date hereof, the authorized capital stock of TN Texas consists of 150,000,000 shares of common stock, par value $.01 per share, of which 26,017,057 shares are issued and outstanding, and 5,000,000 shares of preferred stock, par value $10.00 per share, none of which are outstanding;

             B.         TN Illinois is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Illinois. As of the date hereof, the authorized capital stock of TN Illinois consists of 150,000,000 shares of common stock, par value $.01 per share, and 5,000,000 shares of preferred stock, par value $10.00 per share. As of the date hereof and prior to giving effect to the transactions contemplated hereby, no shares of preferred stock of TN Illinois are outstanding and 100 shares of common stock of TN Illinois are issued and outstanding, all of which are held by TN Texas;

             C.         The board of directors of TN Texas has determined that it is advisable and in the best interests of TN Texas and the shareholders of TN Texas (the "TN Texas Shareholders") to effect the reincorporation of TN Texas in the State of Illinois and has approved a plan of merger providing for the merger of TN Texas with and into TN Illinois on the terms and subject to the conditions set forth herein;

             D.         The board of directors of TN Illinois has determined that it is advisable and in the best interests of TN Illinois and the sole stockholder of TN Illinois that TN Illinois enter into, and has accordingly approved, a plan of merger providing for the merger of TN Texas with and into TN Illinois on the terms and subject to the conditions set forth herein;

             E.         The TN Texas Shareholders have approved this Merger Agreement at the regular annual meeting thereof held on May 23, 2008 in accordance with TN Texas' articles of incorporation and bylaws and the Texas Business Corporation Act (the "Texas BCA");

             F.         The sole stockholder of TN Illinois has approved this Merger Agreement by a duly adopted written consent in accordance with TN Illinois' articles of incorporation and bylaws and the Illinois Business Corporation Act (the "Illinois BCA");

             G.         The respective boards of directors of TN Texas and TN Illinois have authorized and approved the plan of merger of TN Texas with and into TN Illinois upon the terms and subject to the conditions set forth herein, and have directed that this Merger Agreement be executed by the undersigned officers; and

             H.         It is the intention of TN Texas and TN Illinois that the Merger (as defined herein) be a tax-free reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code").

             NOW, THEREFORE, for and in consideration of the mutual premises contained in this Merger Agreement and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties, intending to be legally bound, agree as follows:

ARTICLE I
THE MERGER

             Section 1.1         Merger of TN Texas into TN Illinois. At the Effective Time (as defined in Section 2.1), TN Texas shall merge (the "Merger") with and into TN Illinois in accordance with the Texas BCA and Illinois BCA.

             Section 1.2         Effects of Merger. At the Effective Time, the separate existence of TN Texas shall cease and TN Illinois shall be the surviving corporation (hereinafter referred to as the "Surviving Corporation") and shall possess all the rights, privileges, powers and franchises of a public as well as of a private nature, and be subject to all the restrictions, disabilities and duties of each of TN Texas and TN Illinois (together referred to as the "Constituent Corporations"); and all the rights, privileges, powers and franchises of each of the Constituent Corporations, and all property, real, personal and mixed, and all debts due to either of the Constituent Corporations, on whatever account, as well as for stock subscriptions and all other things in action or belonging to each of the Constituent Corporations, shall be vested in the Surviving Corporation; and all property, rights, privileges, powers and franchises, and all and every other interest shall be thereafter as effectually the property of the Surviving Corporation as they had been of the several and respective Constituent Corporations, and the title to any real estate vested in either of such Constituent Corporations by deed or otherwise under the laws of the States of Illinois or Texas, as the case may be, shall not revert or be in any way impaired for any reason whatsoever; but all rights of creditors and all liens upon any property of any of the Constituent Corporations shall be preserved unimpaired, and all debts, liabilities and duties of the respective Constituent Corporations shall thereafter attach to the Surviving Corporation and may be enforced against it to the same extent as if those debts, liabilities and duties had been incurred or contracted by it. All corporate acts, plans, policies, agreements, arrangements, approvals and authorizations of TN Texas, the TN Texas Shareholders, the board of directors of TN Texas and any committee thereof, and officers and agents of TN Texas which were valid and effective immediately prior to the Effective Time shall be taken for all purposes as corporate acts, plans, policies, agreements, arrangements, approvals and authorizations of the Surviving Corporation and shall be as effective and binding thereon as the same were with respect to TN Texas. Each employee or agent of TN Texas shall become an employee or agent of TN Illinois, as applicable, and continue to be entitled to the same rights and benefits which she or he enjoyed as an employee or agent of TN Texas, as applicable. The requirements of any plans or agreements of TN Texas involving the issuance or purchase by TN Texas of certain shares of its capital stock shall be satisfied by the issuance or purchase of a like number of shares of the Surviving Corporation.

ARTICLE II
EFFECTIVE TIME; EFFECTS OF MERGER

             Section 2.1.         Effective Time. The Merger shall become effective on the date articles of merger are filed with the Secretary of State of the State of Texas and the articles of merger are filed with the Secretary of State of the State of Illinois (the "Effective Time"). At the Effective Time, the Merger shall have the effects specified in the Illinois BCA, the Texas BCA and this Merger Agreement.

             Section 2.2.         Articles of Incorporation and Bylaws. At the Effective Time, the articles of incorporation and the bylaws of TN Illinois, as in effect immediately prior to the Effective Time, shall remain the articles of incorporation and bylaws of the Surviving Corporation, with the exception that Item 1 of the articles of incorporation relating to the name of the Surviving Corporation shall be amended upon the Effective Time to read as follows:

             1. Corporate Name: Terra Nova Financial Group, Inc.

             and said articles of incorporation, as herein amended, and bylaws shall continue in full force and effect until the same shall be altered, amended or repealed in accordance with the Illinois BCA.

             Section 2.3.         Directors and Officers. At the Effective Time, the directors and officers of TN Texas in office at the Effective Time shall retain their positions as the directors and officers, respectively, of the Surviving Corporation, each of such directors and officers to hold office, subject to the applicable provisions of the articles of incorporation and bylaws of the Surviving Corporation and Illinois law, until his or her successor is duly elected or appointed and qualified, or until his or her earlier death, resignation or removal.

ARTICLE III
CONVERSION AND EXCHANGE OF STOCK

             Section 3.1         Conversion.

             (a)         Shares of TN Texas. At the Effective Time, by virtue of the Merger and without any action on the part of any holder thereof:

             (i) each previously issued share of common stock, par value $.01 per share, of TN Texas ("TN Texas Common Stock") that remains outstanding immediately prior to the Effective Time, other than shares of TN Texas Common Stock, if any, for which appraisal rights have been perfected under Sections 5.12 and 5.13 of the Texas BCA, shall be changed and converted into one fully paid and nonassessable share of common stock, $.01 par value per share, of the Surviving Corporation ("TN Illinois Common Stock"); and

             (ii) each option, warrant or other similar right to acquire shares of TN Texas Common Stock that remains outstanding immediately prior to the Effective Time shall be changed and converted into an equivalent option, warrant or similar right to acquire (on the same terms and conditions as were applicable to the converted option, warrant or similar right, as applicable) the same number of shares of TN Illinois Common Stock, and no "additional benefits" (within the meaning of Section 424(a)(2) of the Code) shall be accorded to the optionees pursuant to the assumption of their options.

             (b)         Cancellation. At the Effective Time, each share of TN Illinois Common Stock issued and outstanding immediately prior to the Effective Time and held by TN Texas shall be canceled without any consideration being issued or paid therefor.

             Section 3.2         Exchange of Certificates.

             (a)         After the Effective Time, each holder of an outstanding certificate representing TN Texas Common Stock may, at such holder's election, surrender such certificate for cancellation to Computershare Trust Company, N.A., as transfer agent (the "Exchange Agent"), and each such holder shall be entitled to receive in exchange therefor a certificate or certificates representing the number of shares of TN Illinois Common Stock into which the surrendered shares were converted as provided herein. Unless and until so surrendered, each outstanding certificate theretofore representing shares of TN Texas Common Stock shall be deemed for all purposes to represent the number of shares of TN Illinois Common Stock into which such shares of TN Texas Common Stock were converted at the Effective Time. The holder of record of shares represented by any such outstanding certificate(s), as shown on the books and records of TN Illinois or the Exchange Agent, shall have and be entitled to exercise any voting and other rights with respect to, and to receive dividends and other distributions upon shares of TN Illinois Common Stock represented by, such outstanding certificate(s) until such certificate(s) are surrendered to TN Illinois or the Exchange Agent for transfer, converted or otherwise accounted for.

             (b)        Each certificate representing TN Illinois Common Stock issued in connection with the Merger shall bear the same legends regarding transfer restrictions, if any, as the certificate representing TN Texas Common Stock converted in accordance herewith and given in exchange therefore (or such other additional legends as may be agreed upon by the holder thereof and TN Illinois), unless otherwise determined by the board of directors of TN Illinois in compliance with applicable laws.

             (c)         If a certificate representing shares of TN Illinois Common Stock is to be issued in a name other than that in which the certificate representing shares of TN Texas Common Stock surrendered in exchange therefor is registered, it shall be a condition of issuance thereof: (i) that the certificate so surrendered be properly endorsed and otherwise in proper form for transfer; (ii) that such transfer be otherwise proper and comply with applicable federal and state securities laws; and (iii) that the person requesting such transfer pay to TN Illinois or the Exchange Agent any transfer or other taxes payable by reason of issuance of such new certificate in a name other than that of the registered holder of the certificate surrendered or establish to the satisfaction of TN Illinois that such tax has been paid or that no tax shall result from by reason of the issuance.

             3.3 Treatment of 2005 Long-Term Incentive Plan: Employee Benefit Plans and Arrangements: Shares of TN Illinois Common Stock Reserved for Issuance.

             (a)        TN Illinois and TN Texas shall take all action necessary to ensure that:

                          (i)         TN Texas' 2005 Long-Term Incentive Plan (the "LTIP"), as amended and in effect immediately prior to the Effective Time, is wholly, validly and unconditionally assumed by TN Illinois at the Effective Time and that TN Illinois succeeds to all of the rights and obligations of TN Texas under the LTIP, including by taking all action necessary to ensure that each option to purchase shares of TN Texas Common Stock that remains outstanding immediately prior to the

Effective Time is converted at the Effective Time into an equivalent option to acquire the same number of shares of TN Illinois Common Stock on the same terms and conditions as were applicable to the converted option;

                          (ii)        each warrant to purchase TN Texas Common Stock outstanding immediately prior to the Effective Time is converted at the Effective Time into a warrant to purchase, on the same terms and conditions as were applicable under such TN Texas warrant, the exact same number of shares of TN Illinois Common Stock; and

                          (iii)       with respect to any equity award otherwise granted under the LTIP, each participant's rights to shares of TN Texas Common Stock under the LTIP becomes rights to shares of TN Illinois Common Stock.

             (b)        Upon the Effective Time, one (1) share of TN Illinois Common Stock shall be reserved for issuance upon the exercise of options, warrants or other similar rights to purchase one (1) share of TN Texas Common Stock so reserved immediately prior to the Effective Date.

             (c)         Following the Effective Time, the Surviving Corporation shall maintain in effect all employee benefit plans and arrangements for employees, officers and directors of the Surviving Corporation as in effect for employees, officers and directors of TN Texas immediately prior to the Effective Time. All employees of TN Texas will preserve the credit (for all purposes including eligibility to participate, vesting, vacation entitlement and severance benefits) they had for service with TN Texas as employees of TN Illinois. The Surviving Corporation will assume and honor in accordance with their terms all written employment, severance, retention and termination agreements (including any change in control provisions therein) applicable to employees of TN Texas and its subsidiaries.

ARTICLE IV
GENERAL

             Section 4. 1         Covenants of TN Illinois. TN Illinois covenants and agrees that it will, on or before the Effective Time:

             (a)         file any and all documents necessary to the assumption by TN Illinois of all of the tax liabilities of TN Texas;

             (b)        file Articles of Merger with the Secretary of State of the State of Texas;

             (c)         file Articles of Merger with the Secretary of State of the State of Illinois; and

             (d)         take all such other actions as may be required by the Texas BCA and the Illinois BCA to effect the Merger.

             Section 4.2         Covenants of TN Texas. TN Texas covenants and agrees that it will, at or before the Effective Time, take all such other actions as may be required by the Texas BCA and the Illinois BCA to effect the Merger.

ARTICLE V
MISCELLANEOUS

             Section 5.1         Amendment. This Merger Agreement may be amended, modified or supplemented, in whole or in part, at any time prior to the Effective Time with the mutual consent of the respective board of directors of TN Texas and TN Illinois to the full extent permitted under applicable law, provided, however, that any such amendment, modification or supplement shall not (a) alter or change the amount or kind of shares to be received in exchange for or on conversion of all or any of the shares of TN Texas pursuant to the terms hereof or (b) alter or change any term hereof in the event such alteration or change would adversely affect the holders of shares of common stock of TN Texas.

             Section 5.2         Abandonment: Postponement. At any time prior to the Effective Time, this Merger Agreement may be terminated and the Merger may be abandoned by the respective board of directors of TN Texas or TN Illinois, or the consummation of the Merger may be postponed for a reasonable period of time, without any action of the TN Texas Shareholders or the sole stockholder of TN Illinois, notwithstanding the approval of this Merger Agreement by the TN Texas Shareholders, the sole stockholder of TN Illinois or the board of directors of either TN Texas or TN Illinois.

             Section 5.3         Further Assurances. If, at any time after the Effective Time, the Surviving Corporation determines or is advised that any further assignments, transfers, deeds, conveyances or assurances or any other acts or things are necessary or desirable (a) to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation, its right, title or interest in, to or under any of the rights, properties or assets of TN Texas acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger, or (b) otherwise to carryon the purposes of this Merger Agreement, the directors and officers of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of TN Texas, all such deeds, assignments and assurances and to do, in the name and on behalf of TN Texas, all such other acts and things necessary or desirable to vest, perfect or confirm any and all right, title or interest in, to or under such rights, properties or assets in the Surviving Corporation or otherwise to carry out the purposes of this Merger Agreement.

             Section 5.4         Counterparts. This Merger Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

             Section 5.5         Governing Law. This Merger Agreement shall be governed by, and construed in accordance with, the laws of the State of Illinois, without regard for the conflicts of laws principles thereof.

[SIGNATURE PAGE FOLLOWS]

             IN WITNESS WHEREOF, the parties to this Merger Agreement have executed this Merger Agreement on and as of the day first written above.

Terra Nova Financial Group, Inc.,
a Texas corporation

By:

Name:	Michael G. Nolan
Title:	Chief Executive Officer

Terra Nova Newco, Inc.,
an Illinois corporation

By:

Name:	Michael G. Nolan
Title:	Chief Executive Officer

[Signature Page to Reincorporation Agreement and Plan of Merger]